Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                           ___________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               __________________

                              SNAP-ON INCORPORATED
             (Exact name of registrant as specified in its charter)

            Delaware                                 39-0622040
    (State or other jurisdiction                  (I.R.S. Employer
   of incorporation or organization)              Identification No.)

               10801 Corporate Drive
                Kenosha, Wisconsin                     53141-1430
     (Address of principal executive offices)          (Zip Code)


            Amended and Restated Snap-on Incorporated 1986 Incentive
                            Stock Program, as amended
                            (Full title of the plan)

                           __________________________

                                 S. F. Marrinan
                   Vice President, Secretary & General Counsel
                               2801 - 80th Street
                         Kenosha, Wisconsin  53141-1410
                                 (414) 656-5200
            (Name, address and telephone number, including area code,
                              of agent for service)
                           __________________________


                         CALCULATION OF REGISTRATION FEE

                                    Proposed       Proposed
                                    Maximum        Maximum
        Title of        Amount      Offering      Aggregate       Amount of
     Securities to      to be        Price        Offering        Registra-
     be Registered    Registered   Per Share        Price         tion Fee

    Common Stock,     6,000,000   $32.8125(1)  $196,875,000(1)     $59,660
     $1 par value       shares

    Preferred Stock   4,000,000       (2)            (2)             (2)
    Purchase Rights     rights


   (1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based upon the average of the high and low price of the Common Stock as reported on the New York Stock Exchange on October 23, 1996.

   (2) The value attributable to the Preferred Stock Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

             The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.   Incorporation of Documents by Reference.

             The following documents filed with the Commission by Snap-on Incorporated (the "Company") are hereby incorporated herein by reference:

             1. The Company's Annual Report on Form 10-K for the year ended December 30, 1995, which includes certified financial statements as of and for the year ended December 30, 1995.

             2. All other reports filed since December 30, 1995 by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

             3.   The description of the Company's Common Stock contained in
   Item 1 of the Company's Registration Statement on Form 8-A, including any amendment or report filed for the purpose of updating such description.

             4. The description of the Company's Preferred Stock Purchase Rights contained in Item 1 of the Company's Registration Statement on Form 8-A, including any amendment or report filed for the purpose of updating such description.

             All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

   Item 4.   Description of Securities.

             Not applicable.

   Item 5.   Interests of Named Experts and Counsel.

             Not applicable.

   Item 6.   Indemnification of Directors and Officers.

             Section 145 of the Delaware General Corporation Law permits corporations to indemnify directors and officers. The statute generally requires that to obtain indemnification the director or officer must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and, additionally, in criminal proceedings, that the officer or director had no reasonable cause to believe his conduct was unlawful. In any proceeding by or in the right of the corporation, no indemnification may be provided if the director or officer is adjudged liable to the corporation (unless ordered by the court). Indemnification against expenses actually and reasonably incurred by a director or officer is required to the extent that such director or officer is successful on the merits in the defense of the proceeding. The Company's Bylaws provide generally for indemnification, to the fullest extent permitted by Delaware law, of a director and officer who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he is or was a director or officer of the Company or was serving at the request of the Company as a director, officer, employee or agent of certain other related entities. The Bylaws provide that the indemnification will cover all costs, charges, expenses, liabilities and losses reasonably incurred by the director or officer. The Bylaws further provide that a director or officer has the right to be paid expenses incurred in defending a proceeding, except the amount of any settlement, in advance of its final disposition upon receipt by the Company of an undertaking from the director or officer to repay the advances if it is ultimately determined that he is not entitled to indemnification.

             The Company has entered into Indemnification Agreements with its directors. The Indemnification Agreements provide generally that the Company must promptly advance the director all reasonable costs of defending against litigation. However, no indemnification will be made under the Agreement if the director is found liable for willful misconduct, unless the court finds that the nature of the conduct is such that the director is fairly and reasonably entitled to indemnification. The advance is subject to repayment if stockholders, legal counsel, a quorum of disinterested directors or a panel of three arbitrators find that the director has not met the required standards of conduct.

             The directors and officers of the Company are also covered by insurance policies indemnifying them (subject to certain limits and exclusions) against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities and against which they cannot be indemnified by the Company.

   Item 7.   Exemption from Registration Claimed.

             Not Applicable.

   Item 8.   Exhibits.

             The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

   Exhibit No.                    Exhibit

    (4.1) Amended and Restated Snap-on Incorporated 1986 Incentive Stock Program, as amended (incorporated herein by reference to Exhibit A to the Company's Proxy Statement for its Annual Meeting of Stockholders held April 26, 1996 filed on Schedule 14A, File No. 1-7724).

    (4.2) Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3(a) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, File No. 1-7724).

    (4.3) Bylaws of the Company (incorporated herein by reference to Exhibit 3(b) to the Company's
                  Annual Report on Form 10-K for the fiscal year ended December 30, 1995, File
                  No. 1-7724).

    (4.4) Rights Agreement dated as of October 23, 1987 between the Company and Harris Trust and Savings Bank, as Rights Agent (incorporated herein by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A dated October 26, 1987, File No. 1-7724).

    (4.5) Amendment to Rights Agreement dated as of May 21, 1992 between the Company and Harris Trust and Savings Bank (incorporated herein by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated June 4, 1992, File No. 1-7724).

    (4.6) Amendment to Rights Agreement dated as of May 21, 1992 between the Company and Harris Trust and Savings Bank (incorporated herein by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated January 28, 1994, File No. 1-7724).

    (4.7) Amendment to Rights Agreement dated as of June 28, 1996 (incorporated by reference to
                  Exhibit 1.1 to the Company's Amendment to
                  Form 8-A dated June 28, 1996 (Commission File
                  No. 1-7724)).

    (5)           Opinion of Susan F. Marrinan, Esq.

    (23.1)        Consent of Arthur Andersen LLP.

    (23.2)        Consent of Susan F. Marrinan, Esq.
                  (contained in Exhibit 5 hereto).

   Item 9.   Undertakings.

             (a)  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kenosha, State of Wisconsin, on October 23, 1996.

                                      SNAP-ON INCORPORATED


                                      By:  /s/ R.A. Cornog
                                           R. A. Cornog
                                           Chairman of the Board, President
                                           and Chief Executive Officer


             Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below as of October 23, 1996 by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints Michael F. Montemurro and Susan F. Marrinan, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including any amendment or registration statement filed pursuant to Rule 462, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

             Signatures                           Title



        /s/ R.A. Cornog               Chairman of the Board,
             R. A. Cornog             President and Chief
                                      Executive Officer (Principal
                                      Executive Officer)

        /s/ D.S. Huml                 Senior Vice President-
             D. S. Huml               Finance and Chief Financial
                                      Officer (Principal Financial
                                      Officer)


        /s/ G.D. Johnson              Controller (Principal
             G. D. Johnson            Accounting Officer)



        /s/ D.W. Brinckman                       Director
             D. W. Brinckman


        /s/ B.S. Chelberg                        Director
             B. S. Chelberg



        /s/ R.J. Decyk                           Director
             R. J. Decyk



        /s/ R.F. Farley                          Director
             R. F. Farley


        /s/ A.L. Kelly                           Director
             A. L. Kelly



        /s/ G.W. Mead                            Director
             G. W. Mead


        /s/ E.H. Rensi                           Director
             E. H. Rensi



        /s/ J.H. Schnabel                        Director
             J. H. Schnabel

                                  EXHIBIT INDEX

    Exhibit No.                     Exhibit

    (4.1) Amended and Restated Snap-on Incorporated 1986 Incentive Stock Program, as amended (incorporated herein by reference to Exhibit A to the Company's Proxy Statement for its Annual Meeting of Stockholders held April 26, 1996 filed on Schedule 14A, File No. 1-7724).

    (4.2) Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3(a) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, File No. 1-
                  7724).

    (4.3) Bylaws of the Company (incorporated herein by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 1995, File No. 1-7724).

    (4.4)         Rights Agreement dated as of October 23,
                  1987 between the Company and Harris Trust and Savings Bank, as Rights Agent
                  (incorporated herein by reference to
                  Exhibit 1 to the Company's Registration
                  Statement on Form 8-A dated October 26,
                  1987, File No. 1-7724).

    (4.5) Amendment to Rights Agreement dated as of October 23, 1987 between the Company and Harris Trust and Savings Bank (incorporated herein by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated June 4, 1992, File No. 1-7724).

    (4.6) Amendment to Rights Agreement dated as of October 23, 1987 between the Company and Harris Trust and Savings Bank (incorporated herein by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated January 28, 1994, File No. 1-7724).

    (4.7) Amendment to Rights Agreement dated as of June 28, 1996 (incorporated by reference to
                  Exhibit 1.1 to the Company's Amendment to
                  Form 8-A dated June 28, 1996 (Commission
                  File No. 1-7724)).

    (5)           Opinion of Susan F. Marrinan, Esq.

    (23.1)        Consent of Arthur Andersen LLP.

    (23.2)        Consent of Susan F. Marrinan, Esq.
                  (contained in Exhibit 5 hereto).